                                                                    Exhibit 10.8

                  AMENDED AND RESTATED LIMITED HOLDCO GUARANTY
                  --------------------------------------------


          THIS AMENDED AND RESTATED LIMITED HOLDCO GUARANTY is made and entered into as of November 25, 1997, by CROWN CASTLE INTERNATIONAL CORP. (formerly known as "Castle Tower Holding Corp."), a Delaware corporation (the "Guarantor"), in favor of KEYBANK NATIONAL ASSOCIATION, as agent for the Banks (as that term is defined in the Loan Agreement described below) (in such capacity, the "Agent").

                                    RECITALS
                                    --------

          A. The Guarantor owns all the issued and outstanding capital stock of CASTLE TOWER CORPORATION, a Delaware corporation ("CTC-Del"), and CTC-Del owns all the issued and outstanding capital stock of CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO (formerly known as "Castle Tower Corporation (PR)"), a Puerto Rico corporation ("CTC-PR" and, together with CTC-Del, collectively, the "Borrowers" and individually, a "Borrower").

          B. The Borrowers, the Agent, PNC Bank, National Association, as an Arranger, and the Banks which are a party thereto have entered into a Loan Agreement dated as of April 26, 1995, as amended by the First Amendment to Loan Agreement dated as of June 26, 1996, the Second Amendment to Loan Agreement dated as of January 17, 1997, the Third Amendment to the Loan Agreement dated as of April 3, 1997, and the Fourth Amendment to the Loan Agreement dated as of October 31, 1997 (as the same may be further amended, restated, modified or extended, the "Loan Agreement"), pursuant to which the Banks have agreed to make available to the Borrowers loans of up to $100,000,000. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

          C. The Borrowers and the Guarantor have requested that the Agent and the Banks agree to modify the guaranty executed by the Guarantor pursuant to the Fourth Amendment to Loan Agreement in certain respects, and the Agent and the Banks have agreed to such request.

          D. The Guarantor will derive substantial benefits as a result of the extensions of credit to the Borrowers under the Loan Agreement, which benefits are hereby acknowledged by the Guarantor.

          E. The Banks have appointed the Agent as their agent for the purpose, among other things, of protecting and preserving the security for the repayment of the Borrowers' obligations under the Loan Agreement.

                                   AGREEMENTS
                                   ----------

          In consideration of the foregoing Recitals, and of the Loans made or to be made by the Banks to the Borrowers under the Loan Agreement, which will be of material economic benefit to the Guarantor, the Guarantor agrees as follows in favor of the Agent for the benefit of the Banks:

          1.   Guaranty of Payment.
               -------------------

          (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees as primary obligor, and not merely as surety, the prompt performance and payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, including interest, fees and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceeding), of (i) all indebtedness, Obligations and liabilities of the Borrowers arising at any time, now or in the future, pursuant to the Loan Agreement, the Notes or any Collateral Document, including, without limitation, the Borrowers' obligations under any outstanding Letters of Credit; (ii) all indebtedness, Obligations and liabilities of the Borrowers arising at any time, now or in the future, pursuant to any agreement with any Bank or an Affiliate of any Bank with respect to interest rate swap agreements or other agreements regarding Rate Hedging Obligations; (iii) all reasonable costs and expenses incurred by the Agent or any Bank, including, without limitation, reasonable attorneys fees and legal expenses, in the exercise, preservation or enforcement of any of the rights, powers or remedies of the Agent or the Banks, or in the enforcement of the obligations of the Guarantor, hereunder and under any other Collateral Document to which the Guarantor is a party; and (iv) any renewals, continuations or extensions of any of the foregoing (all of which are referred to herein as the "Guaranteed Obligations").

          (b) Notwithstanding anything to the contrary contained in this Guaranty, the recourse of the Agent and the Banks hereunder against the Guarantor for the Guaranteed Obligations shall be limited to the assets and property pledged by the Guarantor to the Agent or the Banks pursuant to any pledge agreement or other Collateral Document, and neither the Agent nor any Bank shall have any recourse hereunder against the Guarantor or any of its other assets or properties in respect of the Guaranteed Obligations; provided,
                                                               --------
however, that the Guarantor
-------
shall be liable for any costs, expenses, losses and liabilities suffered or incurred by the Agent or any Bank as a result of the breach by the Guarantor of any of its representations or warranties herein or in any of the other Collateral Documents to which it is a party or the failure of the Guarantor to comply with the obligations imposed on it hereunder or under any of the other Collateral Documents to which it is a party, provided, however, notwithstanding the foregoing proviso, nothing therein shall be construed as to make the Guarantor secondarily liable for the Guaranteed Obligations under any event or circumstance, it being the intent of such proviso that it be limited to the costs, expenses, losses and liabilities described above.

          2.  Extension or Renewal of Guaranteed Obligations.  The Guarantor
              ----------------------------------------------
agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, that the Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligation and that the guaranty herein made shall apply to the Guaranteed Obligations as so amended, renewed or altered. The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of a Borrower, any right to require a proceeding first against such Borrower, protest, notice and all demands whatsoever and covenants that its guaranty of such Borrower's Obligations under this Guaranty will not be discharged except by complete performance by a Borrower of such Obligations

          3.  Nature of Guaranty:  Continuing, Absolute and Unconditional.
              -----------------------------------------------------------

              (a) This Guaranty is and is intended to be a continuing guaranty of payment when due of the Guaranteed Obligations, and not of collection, and is independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by the Banks or the Agent, for the benefit of the Banks, therefor or with respect thereto, whether or not furnished by the Guarantor. The Guarantor waives any right to require that any resort be had by the Agent or any Bank to any of the security held for payment of any of the Guaranteed Obligations (subject to the limitation set forth in Section 1(b) hereof) or to any balance of any deposit account or credit on the books of the Agent or any Bank in favor of the Borrowers or any other Person. Upon the occurrence and during the continuance of any Event of Default, the Agent or the Banks may, at their sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against the Borrowers or any other Person, or against any security or collateral for the Guaranteed Obligations (subject to the limitation set forth in Section 1(b) hereof). All Guaranteed Obligations shall be conclusively presumed to have been created in reliance hereon.

              (b) This Guaranty shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantor to be the final, complete and exclusive expression of the agreement between the Guarantor and the Agent, for the benefit of the Banks, with respect to the subject matter hereof.

              (c) The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall not be impaired or discharged by:

                  (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other guarantor or any other party to a Collateral Document under the provisions of the Loan Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                 (ii) any extension, renewal or other alteration of any provision of the Loan Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                 (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Agreement, the Notes, any Collateral Document or any other agreement or otherwise;

                 (iv) the failure of the Agent or any Bank to assert any claim or demand or to exercise or enforce any right or remedy under the Loan Agreement, any Collateral Document or any other agreement or otherwise, or against any other guarantor of, or any other party which has provided security for, any of the Guaranteed Obligations;

                 (v) the sale, exchange, release, surrender, realization of or upon or the failure to perfect with respect to or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations;

                 (vi) the settlement or compromise of any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or any subordination of the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to creditors of the Borrowers other than the Agent, the Banks and the Guarantor;

                 (vii) application of any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Agent or the Banks regardless of what liability or liabilities of the Borrowers remain unpaid; or

                 (viii) the act or failure to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation or contribution against the Borrowers or any other guarantor to recover any payments made pursuant to this Guaranty.

            (d) The Guarantor's obligation hereunder is to pay the Guaranteed Obligations in full when due according to the Loan Agreement as herein provided (subject to the limitation set forth in Section 1(b) hereof), and such obligation shall not be affected by any stay or extension of time for payment by either Borrower resulting from any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended or replaced, or any similar federal or state law.

          4.  No Discharge or Diminishment of Guaranty.  Except for the
              ---------------------------------------
limitation set forth in Section 1(b) hereof, the obligations of the Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason (other than if the Guaranteed Obligations have been indefeasibly paid in full and all commitments under the Loan Agreement have terminated and no Letters of Credit remain outstanding), including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or any discharge of the Borrowers from any of the Guaranteed Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, and subject to the limitation set forth in Section 1(b) hereof, the obligations of the Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under the Loan Agreement, any Collateral Document or any other agreement or otherwise, by any waiver or modification of any such agreement, by any default, waiver or delay, or by any other act or agreement or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          5.  Representations and Warranties.  The Guarantor hereby represents,
              ------------------------------
warrants and agrees as follows:

               (a) The Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business, prospects, operations, property, assets or other condition, financial or otherwise, of the Guarantor.

               (b) The Guarantor has the corporate power to execute, deliver and perform the terms and provisions of this Guaranty and the other Collateral Documents to which it is a party (collectively, the "CCI Agreements") and has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty and the CCI Agreements. The Guarantor has duly executed and delivered this Guaranty and the CCI Agreements, and this Guaranty and the CCI Agreements constitute its legal, valid and binding obligations enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (c) Neither the execution, delivery or performance by the Guarantor of this Guaranty and the CCI Agreements, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of

Incorporation, By-Laws or other organizational document of the Guarantor.

               (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect or enforceability of this Guaranty or the CCI Agreements.

               (e) There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor that might materially and adversely affect the business, financial condition or results of operations of the Guarantor. No judgment or order for the payment of money has been entered against the Guarantor which remains outstanding and unpaid.

               (f) The Guarantor has received, or has the right hereunder to receive, consideration which is the reasonable equivalent value of the obligations and liabilities that the Guarantor has incurred to the Banks. The Guarantor is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will the Guarantor be rendered insolvent by the execution and delivery of this Guaranty or any other Collateral Document to which it is a party. The Guarantor is neither engaged nor about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

               (g) All representations and warranties contained in the Loan Agreement that pertain to the Guarantor are true and correct in all material respects.

               (h) Teleshares, Inc., a Georgia corporation, which is wholly owned by the Guarantor has no material assets and is in the process of being dissolved and liquidated.

          6.  Covenants.
              ---------

               (a) The Guarantor will at all times preserve and keep in full force and effect its existence as a corporation incorporated in the State of Delaware and shall at all times use its good faith efforts to preserve and keep in full force and effect all rights and franchises material to its business.

               (b) The Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon unless such taxes, assessments or governmental charges are being diligently contested by the Guarantor in good faith.

               (c) The Guarantor shall keep and maintain books of records and accounts with respect to its operations sufficient to enable it to prepare its financial statements in accordance with GAAP and shall permit the Agent and the Banks and their respective officers, employees and authorized agents to examine, copy and make excerpts from such books and records and to inspect the properties of the Guarantor both real and personal at any reasonable time. The Guarantor shall:

                    (i) furnish to the Agent (A) on or before the forty-fifth day after the close of each of its fiscal quarters unaudited consolidated and consolidating balance sheets as at the close of such quarter and consolidated and consolidating income statements for such quarter, prepared in accordance with GAAP and (B) copies of any additional monthly, quarterly or annual financial statements required to be filed by the Guarantor with any regulatory agency or any securities exchange on which the Guarantor's securities are listed promptly following the filing thereof, in each case certified by its chief financial officer as being complete and correct and fairly presenting the financial condition of the Guarantor as at the close of such quarter and the results of its operations for such quarter;

                    (ii) furnish to the Agent on or before the ninetieth day after the end of each of its fiscal years, (A) its consolidated balance sheet as at the close of such fiscal year and its consolidated income statement for such fiscal year, prepared in accordance with GAAP, audited by independent accountants as selected by it and acceptable to the Agent as fairly presenting the financial condition of the Guarantor as at the close of such fiscal year and
(B) an annual auditor's letter; and

                    (iii) furnish to the Agent copies of any registration statements and regular periodic reports, if any, which the Guarantor shall have filed with the Securities and

Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange, and copies of all financial statements, reports and proxy statements mailed to its stockholders.

               (d) The Guarantor shall not, directly or indirectly, incur, create, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or liability, except unsecured Indebtedness which satisfies the following conditions (any such Indebtedness which satisfies such conditions being referred to as "Permitted Indebtedness"):

                    (i) such Indebtedness shall be permitted pursuant to the terms of Section 4.09 of the Indenture dated as of November 25, 1997 (the "Indenture"), between the Guarantor and United States Trust Company of New York.

               (e) If the Guarantor issues or sells any shares of its capital stock or other equity interests or securities convertible into or exercisable for any shares of its capital stock or other equity interests or issues or sells any debt securities, it shall, within five days of such sale or issuance, make a contribution to the capital of CTC-Del in an amount equal to the lesser of (i) 50% of the net cash proceeds of such sale or issuance and (ii) that amount of such proceeds which, when added to Operating Cash Flow for the four quarter period then ended or most recently ended, would cause the Leverage Ratio as of the date of such issuance or sale to equal 5.0 to 1.0; provided, however, that
                                                       --------  -------
the Guarantor shall not be required to make any such capital contribution of the proceeds of Permitted Indebtedness of up to $150,000,000 or the net proceeds of up to $150,000,000 in the aggregate of the issuance or sale of shares of its capital stock or other equity interests if at the time of receipt of such proceeds the Leverage Ratio is less than 6.0 to 1.0.

               (f) The Guarantor shall (i) hold itself out and identify itself as a separate and distinct entity under its own name and not as a part of the Borrowers and shall not fail to correct any known misunderstanding regarding its existence separate and distinct from the Borrowers, (ii) maintain its accounts, books and records separate from those of each Borrower, (iii) not commingle its funds or assets with those of either Borrower and shall not permit either Borrower to have direct access to its cash, (iv) hold all of its assets in its own name and shall not permit either Borrower to acquire or dispose of any assets on its behalf, (v) conduct business, to the extent permitted herein, in its own name, (vi) not assume or guaranty or otherwise become obligated for the debts of either Borrower or hold out its credit as being available to satisfy the obligations of either Borrower except to the extent expressly provided by the Loan Agreement, and (vii) allocate fairly and reasonably any overhead for office space shared with either Borrower and shall use separate stationery, invoices and checks from those used by either Borrower.

          7.  Security.  To secure timely payment of the Guaranteed Obligations
              --------
and performance in full of the obligations related thereto, the Guarantor has entered into pledge agreements pursuant to which the Guarantor has granted to the Agent, for the benefit of the Banks, first priority, perfected security interests in all of the issued and outstanding capital stock of CTC-Del and of the Holdco Affiliates.

          8.  Information.  The Guarantor assumes all responsibility for being
              -----------
and keeping itself informed of the financial condition and assets of the Borrowers and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Bank shall have any duty to advise the Guarantor of information known to any of them regarding such circumstances or risks.

          9.  Reinstatement.  The Guarantor agrees that this Guaranty shall
              -------------
continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, interest on or any other amount with respect to the Guaranteed Obligations is rescinded or must otherwise be restored by the Agent or any Bank upon the bankruptcy, insolvency or reorganization of the Borrowers, the Guarantor or any other Person.

          10.  Subrogation and Subordination.  Until the indefeasible payment in
               -----------------------------
full of the Guaranteed Obligations, the termination of the Commitments under the Loan Agreement and the cancellation of all outstanding Letters of Credit, the Guarantor hereby waives any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against either Borrower or its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, including, without limitation (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against a Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that the Agent or the Banks now have or may hereafter have against a Borrower or any other guarantor, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agent or the Banks. In addition, until the Guaranteed

Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and all outstanding Letters of Credit shall have been canceled, the Guarantor shall withhold exercise of any right of contribution that the Guarantor may have against any other guarantor of the Guaranteed Obligations at law or in equity or otherwise. The Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, such rights of subrogation, reimbursement or indemnification that the Guarantor may have against a Borrower or against any collateral or security, and any rights of contribution that the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights that the Agent and the Banks may have against the Borrowers, to all right, title and interest the Agent or the Banks may have in any such collateral or security, and to any right the Agent or the Banks may have against such other guarantor. The Agent or the Banks may use, sell or dispose of any items of collateral or security as they see fit without regard to any subrogation rights arising out of this Guaranty that the Guarantor may have and, upon any such disposition or sale, any rights of subrogation that the Guarantor may have shall, with respect to the collateral disposed of, terminate. If any amount shall be paid to the Guarantor on account of subrogation rights at any time when all Guaranteed Obligations shall not have been paid in full in cash or the Commitments under the Loan Agreement shall not have been terminated, or any Letters of Credit shall remain outstanding, such amount shall be held in trust for the Agent, on behalf of the Banks, and shall forthwith be paid over to the Agent, for the benefit of the Banks, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement, the Notes or any applicable Collateral Document.

          11.  Delays; Omissions.  No delay or omission by the Agent or any Bank
               -----------------
in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

          12.  Modification.  Any term of this Guaranty may be amended and the
               ------------
observance of any term of this Guaranty may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Guarantor and the Agent. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

          13.  Successors and Assigns.  This Guaranty is a continuing guaranty
               ----------------------
and shall be binding upon the Guarantor and its successors and assigns, except that the Guarantor shall not have the right to assign its rights hereunder.
This Guaranty shall inure to the benefit of the successors and assigns of the Agent and the Banks and, in the event of any transfer or assignment of rights by any Bank the rights and privileges herein conferred upon such Bank shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          14.  No Set-Off Rights.  The Agent and each Bank hereby agree and
               -----------------
acknowledge that they have no right to set off, appropriate or apply any deposits (general or special) or any other indebtedness at any time held or owing by the Agent or any Bank to or for the credit or the account of the Guarantor, against obligations or liabilities of the Guarantor to the Agent or such Bank under this Guaranty.

          15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS CONTAINED THEREIN). THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE AGENT AND THE GUARANTOR AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE GUARANTOR HAS MADE THIS CHOICE OF GOVERNING LAW KNOWINGLY AND WILLINGLY AND AFTER CONSULTING WITH ITS COUNSEL. NEITHER THE AGENT NOR THE GUARANTOR HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          16.  ENFORCEMENT.  The Guarantor (a) hereby irrevocably submits to the
               -----------
jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Agent or its successors or assigns, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, (c) hereby waives and agrees not to seek any review of judgment of any such Ohio state or federal court by any court of any other jurisdiction which may be called upon to grant an enforcement of such judgment and (d) hereby waives, to the fullest extent permitted by law, and agrees not to assert, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages. The Guarantor hereby consents to service of process by registered mail at the address at which notices are to be given. The Guarantor agrees that its submission to jurisdiction and its consent to service of process by mail are made for the express benefit of the Agent. Final judgment against the Guarantor in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the
                                                 --------  -------
Agent may at its option bring suit, or institute other judicial proceedings, against the Guarantor in any state or federal court of the United States or of any country or place where the Guarantor may be found or as required by applicable law, rules and regulations.

          17.  WAIVER OF JURY TRIAL.  THE GUARANTOR, TO THE EXTENT PERMITTED BY
               --------------------
LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATING TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY, ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

          18.  COLLATERAL AGENT.  The parties hereby acknowledge and reaffirm
               ----------------
that the Agent has been designated to act as agent for the Banks. All rights and remedies of the Agent hereunder may be exercised by the Agent on behalf of, and as agent for, the Banks. The Banks may, pursuant to the terms of the Loan Agreement, appoint a successor agent, who shall, upon appointment, succeed to all the rights and obligations of the Agent hereunder. The Guarantor acknowledges that the rights of the Agent hereunder are for the benefit of each Bank, and that, upon the termination of the appointment of an agent under the Loan Agreement and the failure of the Banks to appoint a successor agent thereunder, the rights of the Agent under the covenants, conditions and agreements hereof shall inure to the benefit of the Banks. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may in good faith appoint one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Agent and the holders of the Guaranteed Obligations, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent identical to the provisions herein).

          19.  NOTICES.  All notices, demands and requests required or permitted
               -------
to be given under the provisions of this Guaranty shall be in writing and shall be deemed to have been duly delivered and received if given in accordance with the provisions of the Loan Agreement with the address of the Guarantor being the address of the Borrowers in the Loan Agreement.

          20.  SEVERABILITY.  Every provision of this Guaranty is intended to be
               ------------
severable. In case any one or more of the provisions of this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect (a) any other provision hereof, (b) the validity, legality or enforceability of the remainder of this Guaranty, or (c) the application of such provision(s) to Persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable.

          21.  HEADINGS.  Section headings used herein are for convenience only
               --------
and are not to affect the construction of or be taken into consideration in interpreting this Guaranty.

          22.  PRONOUNS.  Any pronoun used herein shall be construed in the
               --------
person, number and gender which is appropriate in the context.

          23.  EFFECTIVENESS.  This Guaranty shall be effective and shall
               -------------
supersede the Amended and Restated Holdco Guaranty dated as of October 31, 1997, upon receipt by the Agent for the benefit of the Banks of payment of all amounts outstanding under the Loan Agreement from the proceeds of the offering by the Guarantor of senior discount notes pursuant to the Indenture.

          IN WITNESS WHEREOF, the Guarantor has caused this Amended and Restated Limited Holdco Guaranty to be duly executed as of the day and year first written above.



                              CROWN CASTLE INTERNATIONAL CORP.,
                              formerly known as "Castle Tower
                              Holding Corp."


                              By: /s/ DAVID L. IVY
                                 -------------------------------------
                              Name: David L. Ivy
                                   -----------------------------------
                              Title: President
                                    ----------------------------------